UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

January 31, 2006
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

›☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

›☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

›☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

›☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On January 31, 2006, Acura Pharmaceuticals, Inc. (the "Company") entered into a Loan Agreement (the “Loan Agreement”) with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. and the additional lenders that may become a party thereto in accordance with the terms of the Loan Agreement (collectively, the “Bridge Lenders”) . Pursuant to the initial Closing of the Loan Agreement, the Bridge Lenders extended bridge financing to the Company in the principal amount of $750,000. The Loan Agreement also permits additional loan advances to the Company by the Bridge Lenders in accordance with its terms. No assurance can be given, however, that any additional bridge loans will be made to the Company by the Bridge Lenders. The net proceeds from loans advanced pursuant to the Loan Agreement (collectively, the “Bridge Loan”), after the satisfaction of related, expenses, will be used by the Company to continue the development of its Aversion™ Technology and to fund operating expenses.

The Bridge Loan bears interest at the rate of ten percent (10%) per annum and matures on June 1, 2006. The Bridge Loan is secured by a lien on substantially all of the Company’s and its Acura Pharmaceutical Technologies’ subsidiary’s assets, senior in right of payment and lien priority to all other indebtedness of the Company. The Bridge Loan is subject to mandatory pre-payment by the Company upon the Company’s completion of equity or debt financing or any sale, transfer, license or similar arrangement pursuant to which the Company or any of its subsidiaries sells, licenses or otherwise grants rights in any material portion of the Company’s intellectual property to any third party, provided that the consummation of any such transaction results in cash proceeds to the Company, net of all costs and expenses, of at least the sum of (i) $5.05 million, plus (ii) the aggregate principal amount of the Bridge Loan. The Bridge Loan also contains normal and customary affirmative and negative covenants, including restrictions on the Company’s ability to incur additional debt, or grant any lien on the assets of the Company or its Subsidiaries, subject to certain permitted exclusions.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1
Loan Agreement by and among Acura Pharmaceuticals, Inc. Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., and the Additional Lenders that become a party thereto dated January 31, 2006

10.2	Form of Secured Promissory Note of Acura Pharmaceuticals, Inc.

10.3
Subordination Agreement by and among Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P., dated January 31, 2006.

10.4	Company General Security Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

10.5	Guaranty of Acura Pharmaceutical Technologies, Inc., dated January 31, 2006

10.6	Guarantor Security Agreement by and among Acura Pharmaceutical Technologies, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

10.7	Stock Pledge Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

99.1	Press Release dated January 31, 2006 Announcing Receipt of Interim Funding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: January 31, 2006

Exhibit Index

Exhibit Number	Description

10.1
Loan Agreement by and among Acura Pharmaceuticals, Inc. Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., and the Additional Lenders that become a party thereto dated January 31, 2006

10.2	Form of Secured Promissory Note of Acura Pharmaceuticals, Inc.

10.3
Subordination Agreement by and among Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P., dated January 31, 2006.

10.4	Company General Security Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

10.5	Guaranty of Acura Pharmaceutical Technologies, Inc., dated January 31, 2006

10.6	Guarantor Security Agreement by and among Acura Pharmaceutical Technologies, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

10.7	Stock Pledge Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated January 31, 2006

99.1	Press Release dated January 31, 2006 Announcing Receipt of Interim Funding